EXHIBIT (c)(4)

Sea Pines Associates, Inc.
Assessment Report April 19, 2004
Greenhill

Assessment Report
Table of Contents
1 Situation Overview
2 Sale of Company –Valuation & Structure
3 Sale of Undeveloped Land — Overview
4 Potential Acquirors
5 Proposed Process
6 Conclusions
7 Greenhill Overview
8 Appendix – Litigation Update – Financial Projections
Greenhill

This Assessment Report analyzes the valuations and salability of Sea Pines in the context of strategic options available
Situation Overview Situation Overview
The Board of Directors (the “Board”) of Sea Pines Associates, Inc. (“Sea Pines” or the “Company”) has engaged Greenhill to assess the potential value and salability of the Company
The Company’s Judgment Loan matures on July 31, 2005, and the Company is not projected to have sufficient cash to pay down the loan at that time
As a result, prior to July 31, 2005, Sea Pines must effect one of the following strategic options or a combination thereof:
Strategic Option Description Standalone Refinancing The Company receives new financing and uses some or all of the proceeds to pay the Judgment Loan
Sale of Specific Assets The Company sells whole or partial interests (e.g. undeveloped land, partial stake in in one or more discrete assets and uses Plantation Club development) some or all of the proceeds to repay the Judgment Loan and any resulting tax liability
Sale of All or Substantially All of the The Company sells its stock or substantially Company all of its assets to a strategic or financial buyer and distributes the net proceeds to its shareholders
Greenhill

Greenhill has completed the first phase of its engagement
Situation Overview Situation Overview (Continued)
Since its retention in February 2004, Greenhill has: f reviewed PKF Consulting’s October 31, 2003 strategic valuation report as well as available internal Company information; f conducted on-site due diligence including interviews with senior management; and f performed a valuation of the Company and assessed its marketability in light of the current environment
The Sea Pines asset portfolio has a number of attractive attributes in addition to some characteristics that may distract from value and marketability
Strengths Weaknesses • Excellent destination resort with strong brand • Modest profitability levels in recent years due to names; solid position in the overall resort reduced occupancy and rate levels community • Weakened position following large recent • Relatively consistent top line financial performance investments at competing East Coast properties in recent years • Significant capital needed (in excess of $30 million) • Renowned golf facilities; MCI Heritage tournament to develop Plantation Club/Spa and Beach Club provides global recognition • Lack of clarity regarding certain development rights • Improving financial performance • Certain assets in need of significant maintenance • High degree of additional development capability capital in conjunction with shortage of available capital
Greenhill

With a limited number of options and a hard deadline approaching, certainty of execution will be important
Situation Overview Situation Overview (Continued)
The following chart summarizes some of the merits and issues of the Company’s strategic options: Strategic Option Merits Issues • Standalone Refinancing • If achievable, will be least disruptive to • Unclear whether new financing will be business, management and community available • Does not address need for investment in existing assets necessary to enhance competitive position of the Company • May not maximize shareholder value given current environment for sellers of real property
• Sale of Specific Assets • Would allow Sea Pines to retain • Does not address need for investment in independence and maintain core asset existing assets necessary to enhance portfolio competitive position of the Company • Causes limited disruption to business, • May not maximize shareholder value management and community given current environment for sellers of real property • May not receive highest possible value for specific assets given lack of buyer’s synergies with rest of portfolio
• Sale of All or Substantially All of the • Exploration of sale represents an option • May occupy significant amount of Company to shareholders; process can be management time terminated at any time • Lack of certainty in terms of price and • Can proceed on parallel track with consummation of transaction exploration of sale of service businesses • New owner will control future direction of • Takes advantage of robust selling Sea Pines and its assets environment to maximize shareholder value • Possible loss of synergies if real estate assets and service businesses are sold • New owner should provide significant separately capital to upgrade assets and develop land parcels
Greenhill

Assessment Report Table of Contents
1 Situation Overview 2 Sale of Company –Valuation & Structure 3 Sale of Undeveloped Land — Overview 4 Potential Acquirors 5 Proposed Process 6 Conclusions 7 Greenhill Overview 8 Appendix – Litigation Update – Financial Projections
Greenhill

Sale Alternative –Valuation & Structure
Sale Alternative -Overview
The current environment is extremely strong in terms of strategic and financial buyer interest and availability of acquisition financing
An outright sale of the Company will transfer business and assetrisk to a third party while allowing shareholders to monetize holdings in the near term
New owner(s) should invest in assets, leading to an enhanced experience for residents
Key assets of the Company face heightened competitive risks fromother properties in region after large recent investments f Ponte Vedra, Florida f Amelia Island, Florida f Sea Island, Georgia f Kiawah, South Carolina f Wild Dunes, South Carolina
Greenhill

Sale Alternative –Valuation & Structure
Summary Valuation
Greenhill analyzed two scenarios to determine a range of potentially realizable values in the sale of all of the Company’s assets f Scenario 1: Assumes a stock or asset sale of the entire Company; represents valuation of cash flow generating assets based on management forecasts and highest and best use values of undeveloped land f Scenario 2: Assumes a stock sale of the Company and a separate asset sale ofthe rental management and real estate brokerage businesses
The following chart shows the valuation ranges implied by the two scenarios f Per share values are shown net of tax impacts resulting from asset sales
($ in millions, except per share values)
Enterprise Value Per Share Value (1)
(1) Assumes net debt and preferred stock of $42.0 million and 3.7 million shares outstanding (2) Shown net of state and federal taxes owed on sale of assets (calculations shown on subsequent pages)
Greenhill

Sale Alternative – Valuation & Structure

# Scenario 1

## Description

- Scenario 1 represents the valuation of cash flow generating assets based on management forecasts and highest and best use values of undeveloped land
  - Includes the assumption of residential development at the Racquet Club site and the construction of a 100-room hotel and spa at the Plantation Club site
  - Both stock and asset sales are considered

- Sensitivities are applied to discount rate and terminal growth rate assumptions to arrive at a range of DCF values for the main cash flow generating assets, and a range of EBITDA multiples is applied to determine values for the rental management and real estate brokerage businesses

- Sensitivities are applied to PKF values of undeveloped land and repositioned assets to identify a range of values potentially realizable from an acquiror required to assume development risk

**Cash Flow Generating Assets**

- Harbour Town Golf Links
- Ocean and Sea Marsh Courses
- Inn at Harbour Town and Conference Center
- Sea Pines Real Estate Corporation
- Sea Pines Rental Management
- Racquet Club
- Beach Club
- Bike Shop
- Lawton Stables
- Welcome Center
- Harbour Town Bakery/Deli

**Undeveloped Land**

- Liberty Oak Parcels B, C & D
- Artists Area Parcels A & B
- Cottage Site
- Saddlebag Site
- Sea Pines Center Parcels C-1 & C-4
- Sea Pines Forest Preserve

**Repositioned Assets**

- Plantation Club
- Racquet Club

Greenhill

9

Sale Alternative – Valuation & Structure

# Scenario 1

## Value of Cash Flow Generating Assets Based on Management Forecasts

**Traditional methodology suggests that the value of cash flow generating assets is in the $58 million to $74 million range**

($ in thousands)

### Cash Flow Summary, Excluding Rental Management and Brokerage Businesses

| | Fiscal Years Ending October 31, | | | | |
|---|---|---|---|---|---|
| | 2004P [1] | 2005P | 2006P | 2007P | 2008P |
| EBITDA [2] | $4,173.9 | $5,220.4 | $5,692.0 | $6,148.4 | $6,650.8 |
| Cash Taxes [3] | 0.0 | 0.0 | (44.9) | (1,272.7) | (1,431.7) |
| Changes in Working Capital | 0.0 | 0.0 | 0.0 | 0.0 | 0.0 |
| Capital Expenditures [4] | (454.9) | (760.0) | (855.0) | (874.0) | (893.8) |
| Free Cash Flow | $3,719.1 | $4,460.4 | $4,792.1 | $4,001.7 | $4,325.4 |

### Discounted Cash Flow Summary

| | | Discount Rate | | |
|---|---|---|---|---|
| | | 8.0% | 9.0% | 10.0% |
| Terminus Cap Rate | 8.0% | $57,472 | $55,488 | $53,597 |
| | 9.0% | $53,082 | $51,280 | $49,562 |
| | 10.0% | $49,571 | $47,913 | $46,334 |

**The service businesses would most likely trade on multiples of current or projected forward cash flow**

### Rental Management and Brokerage Businesses

| | 2005P EBITDA [5] | EBITDA Multiple | | | Implied Value | | |
|---|---|---|---|---|---|---|---|
| | | High | Mid | Low | High | Mid | Low |
| Sea Pines Rental Management | $1,195.9 | 7.0x | 6.0x | 5.0x | $8,371.2 | $7,175.3 | $5,979.4 |
| Sea Pines Real Estate Company | 1,095.2 | 7.0x | 6.0x | 5.0x | 7,666.3 | 6,571.1 | 5,475.9 |
| Total | $2,291.1 | | | | $16,037.5 | $13,746.4 | $11,455.4 |

Source: Management five year forecast, 4/6/04
(1) Assumes 90% of FY2004P cash flow remains to be generated
(2) Assumes $1,000,000 of annual cost savings associated with going private transaction and other overhead reductions
(3) Assumes tax rate of 38% and includes use of NOLs
(4) Includes normal equipment replacements and propety improvements per Management forecasts and a $400,000 annual development contingency
(5) Reallocates 20% of overhead allocated to service businesses in management forecast to other Sea Pines businesses
Allocates 5% of aggregate Capex projections to the rental management and brokerage businesses

Greenhill

10

Sale Alternative – Valuation & Structure

# Scenario 1

## Value of Undeveloped and Repositioned Assets

**Undeveloped and repositioned assets could be worth between approximately $13 million and $17 million**

($ in thousands)

### Value of Undeveloped and Repositioned Assets

| Undeveloped Asset | PKF Value - Highest and Best Use | 90% of PKF Value | 80% of PKF Value |
|---|---|---|---|
| Liberty Oak Parcels B,C&D | $6,750.0 | $6,075.0 | $5,400.0 |
| Artist Area Parcels A&B | 1,740.0 | 1,566.0 | 1,392.0 |
| Cottage Site | 400.0 | 360.0 | 320.0 |
| Saddlebag Site | 610.0 | 549.0 | 488.0 |
| Sea Pines Center Parcels C-1&C-4 | 560.0 | 504.0 | 448.0 |
| Forest Preserve | 4,320.0 | 3,888.0 | 3,456.0 |
| Purchase of 5 Density Units [(1)] | (239.6) | (239.6) | (239.6) |
| Total Undeveloped Asset Value | $14,140.4 | $12,702.4 | $11,264.4 |

| Repositioning / Development | PKF Valuation | 90% of PKF Value | 80% of PKF Value |
|---|---|---|---|
| 24 Residential Units at Racquet Club Site | $1,560.0 | $1,404.0 | $1,248.0 |
| 100 Room Hotel/Spa at Plantation Club Site | 3,250.0 | 2,925.0 | 2,600.0 |
| Replacement of OSM Clubhouse | (1,225.0) | (1,102.5) | (980.0) |
| Purchase of 24 Density Units [(1)] | (1,150.2) | (1,150.2) | (1,150.2) |
| Total Net Value of Repositioning | $2,434.8 | $2,076.3 | $1,717.8 |

Source: PKF Report, 10/31/03

(1) Includes assumed construction of 10 residential units at Liberty Oak Parcel B, 21 residential units at Liberty Oak Parcels C&D, and 24 residential units at the Racquet Club site; assumes SPA currently has available 26 RDUs and has the right to acquire another 29 RDUs at a price of $47,925 per unit

Greenhill

11

This methodology translates into enterprise values between $71 million and $90 million, or a per share range of approximately $7 to $12
Sale Alternative –Valuation & Structure
Scenario 1 Total Valuation Assuming Stock Sale
($ in thousands, except per share values) High Mid Low Cash Flow Generating Assets, Excluding Rental Management and Brokerage Businesses $57,472 $51,903 $46,334 Rental Management and Brokerage Businesses 16,038 13,746 11,455 Undeveloped Assets 14,140 12,702 11,264 New Developments 2,435 2,076 1,718
Total Enterprise Value Assuming Stock Sale $90,085 $80,428 $70,771 Less: Transaction Costs (1) (3,277) (3,036) (2,794) Less: Net Debt and Preferred Stock (41,956) (41,956) (41,956) Total Equity Value $44,852 $35,436 $26,021 Shares Outstanding (2) 3,701.1 3,701.1 3,701.1
Value Per Share $12.12 $9.57 $7.03
(1) Transaction costs consist of Greenhill fees and an assumed $300,000 of other professional fees (2) Includes 113,650 of deferred issuance shares
Greenhill

Sale Alternative – Valuation & Structure

# Scenario 1

## Tax Effects of Asset Sale Based on Ernst & Young Analysis

**Tax leakage as a result of an asset sale could be significant**

($ in thousands)

### Corporate Taxes on Sale of Assets

| | High | Mid | Low |
|---|---|---|---|
| Asset Sale Price | $96,306 | $84,837 | $73,367 |
| Less: Transaction Costs [1] | (3,433) | (3,146) | (2,859) |
| Tax Basis | 42,869 | 42,869 | 42,869 |
| Gain on Sale | $50,005 | $38,822 | $27,639 |
| South Carolina NOL | (9,014) | (9,014) | (9,014) |
| South Carolina Taxable Income | $40,990 | $29,808 | $18,625 |
| South Carolina Taxes [2] | $2,050 | $1,490 | $931 |
| Federal NOL | ($7,479) | ($7,479) | ($7,479) |
| Federal Taxable Income | $40,476 | $29,853 | $19,229 |
| Federal Taxes [3] | 13,762 | 10,150 | 6,538 |
| **Total Taxes** | **$15,811** | **$11,640** | **$7,469** |
| Tax Leakage per Share | $4.27 | $3.15 | $2.02 |

**The Company would expect a buyer to pay for ongoing tax benefits from a resulting asset write-up**

### Value of Acquiror Tax Impacts

| | High | Mid | Low |
|---|---|---|---|
| Basis Write-Up | $53,437 | $41,968 | $30,499 |
| Total 15-Year South Carolina Tax Savings | (1,542) | (1,211) | (880) |
| Total 15-Year Federal Tax Savings | (9,959) | (7,821) | (5,684) |
| Total 15-Year Tax Savings | ($11,500) | ($9,032) | ($6,564) |
| Discount Rate | 5% | 5% | 5% |
| NPV of Acquiror Tax Savings on Basis Step-Up | $8,654 | $6,797 | $4,939 |
| NPV of NOL Used by Seller [4] | (2,433) | (2,388) | (2,343) |
| **Total Value of Acquiror Tax Impact** | **$6,221** | **$4,409** | **$2,596** |
| NPV of Acquiror Tax Impacts per Share | $1.68 | $1.19 | $0.70 |

Source: Assumptions from Ernst & Young Sales Analysis, 4/14/04
(1) Transaction costs consist of Greenhill fees and an assumed $300,000 of other professional fees
(2) South Carolina taxes calculated at 5% of gain
(3) Federal taxes calculated at 34% of gain, net of South Carolina taxes owed
(4) Eliminates benefit of NOLs included in DCF valuation, as Sea Pines will use the balance of its NOLs to absorb taxes in a sale of assets

Greenhill | 13

Unless a buyer is willing to pay a premium as a result of not taking on the liabilities of the Company, an asset sale will result in a lower value per share than a stock sale
Sale Alternative –Valuation & Structure Scenario 1 Total Valuation Assuming Asset Sale
($ in thousands, except per share values) High Mid Low Cash Flow Generating Assets, Excluding Rental Management and Brokerage Businesses $57,472 $51,903 $46,334 Rental Management and Brokerage Businesses 16,038 13,746 11,455 Undeveloped Assets 14,140 12,702 11,264 New Developments 2,435 2,076 1,718 Value of Acquiror Tax Impacts 6,221 4,409 2,596 Total Enterprise Value $96,306 $84,837 $73,367
Less: Transaction Costs (1) (3,433) (3,146) (2,859) Less: Taxes on Asset Sale (15,811) (11,640) (7,469) Less: Net Debt and Preferred Stock (41,956) (41,956) (41,956) Total Equity Value $35,106 $28,094 $21,083 Shares Outstanding (2) 3,701.1 3,701.1 3,701.1 Value Per Share $9.49 $7.59 $5.70
(1) Transaction costs consist of Greenhill fees and an assumed $300,000 of other professional fees (2) Includes 113,650 of deferred issuance shares
Greenhill

Sale Alternative –Valuation & Structure
Scenario 2 Description
Scenario 2 represents the valuation of cash flow generating assets based on management forecasts and highest and best use values of undeveloped land, assuming a stock sale of the company with a separate asset sale of the rental management and real estate brokerage businesses f Includes the assumption of residential development at the Racquet Club site and the construction of a 100-room hotel and spa at the Plantation Club site
Sensitivities are applied to discount rate and terminal growth rate assumptions to arrive at a range of DCF values for the main cash flow generating assets, and a range of EBITDA multiples is applied to determine values for the rental management and real estate brokerage businesses
A range of sensitivities are applied to PKF values of undeveloped land and repositioned assets to identify a range of values potentially realizable from an acquiror required to assume development risk
Greenhill

Sale Alternative – Valuation & Structure

# Scenario 2

Tax Effects of Separate Rental Management/Brokerage Business Asset Sale Based on E&Y Analysis

**Tax leakage can be moderated through an asset sale of only the service businesses**

## Corporate Taxes on Sale of Assets

| | High | Mid | Low |
|---|---|---|---|
| Sale Price | $16,038 | $13,746 | $11,455 |
| Less: Transaction Costs [1] | (702) | (623) | (542) |
| Tax Basis | 268 | 268 | 268 |
| Gain on Sale | $15,067 | $12,855 | $10,645 |
| South Carolina NOL | (9,014) | (9,014) | (9,014) |
| South Carolina Taxable Income | $6,053 | $3,840 | $1,630 |
| South Carolina Taxes [2] | $303 | $192 | $82 |
| Federal NOL | ($7,479) | ($7,479) | ($7,479) |
| Federal Taxable Income | $7,286 | $5,184 | $3,084 |
| Federal Taxes [3] | 2,477 | 1,763 | 1,049 |
| Total Taxes | $2,780 | $1,955 | $1,130 |
| Tax Leakage per Share | $0.75 | $0.53 | $0.31 |

## Value of Acquiror Tax Impacts

| | High | Mid | Low |
|---|---|---|---|
| NPV of Service Businesses Acquiror Tax Savings on Basis Step-Up [4] | $0 | $0 | $0 |
| NPV of NOL Used by Seller [5] | (2,433) | (2,388) | (2,343) |
| Total Value of Acquiror Tax Impact | ($2,433) | ($2,388) | ($2,343) |
| NPV of Acquiror Tax Impacts per Share | ($0.66) | ($0.65) | ($0.63) |

Source: Assumptions from Ernst & Young Sales Analysis, 4/14/04
(1) Transaction costs consist of Greenhill fees and an assumed $300,000 of other professional fees and are allocated to the service businesses based on relative current value
(2) South Carolina taxes calculated at 5% of gain
(3) Federal taxes calculated at 34% of gain, net of South Carolina taxes owed
(4) The excess of purchase price over book value of the service business assets is likely to be attributed to an intangible asset with little or no depreciation benefits
(5) Eliminates benefit of NOLs included in DCF valuation, as Sea Pines will use the balance of its NOLs to absorb taxes in a sale of assets

Greenhill | 16

If the service business assets need to be sold separately, tax leakage can be moderated through a sale of stock in the remaining company
Sale Alternative –Valuation & Structure Scenario 2 Total Valuation
($ in thousands, except per share values) High Mid Low Cash Flow Generating Assets, Excluding Rental Management and Brokerage Businesses $57,472 $51,903 $46,334 Rental Management and Brokerage Businesses 16,038 13,746 11,455 Undeveloped Assets 14,140 12,702 11,264 New Developments 2,435 2,076 1,718 Value of Acquiror Tax Impacts (2,433) (2,388) (2,343) Total Enterprise Value $87,651 $78,040 $68,428
Less: Transaction Costs (1) (3,216) (2,976) (2,736) Less: Taxes on Asset Sale of Rental Management and Brokerage Businesses (2,780) (1,955) (1,130) Less: Net Debt and Preferred Stock (41,956) (41,956) (41,956) Total Equity Value $39,699 $31,153 $22,606 Shares Outstanding (2) 3,701.1 3,701.1 3,701.1 Value Per Share $10.73 $8.42 $6.11
(1) Transaction costs consist of Greenhill fees and an assumed $300,000 of other professional fees (2) Includes 113,650 of deferred issuance shares
Greenhill

Asset sale values will need to be significantly higher to make up for tax leakage versus a stock sale
Sale Alternative –Valuation & Structure Summary
Stock Sale vs. Asset Sale: Comparison of Per Share Values Potential Per Share Values
Stock Sale (Scenario 1) $12.12 $9.57 $7.03
Full Asset Sale (Scenario 1) Discount ($2.63) ($1.98) ($1.33) (21.7%) (20.7%) (19.0%)
Service Business Asset Sale (Scenario 2) Discount ($1.39) ($1.16) ($0.92) (11.5%) (12.1%) (13.1%)
Tax leakage creates clear incentives to sell the stock of the Company in any transaction
Buyers may be willing to make up the difference to the seller inan asset sale to the extent they believe there are unknown liabilities associatedwith the purchase of stock
Greenhill

Assessment Report Table of Contents
1 Situation Overview 2 Sale of Company –Valuation & Structure 3 Sale of Undeveloped Land — Overview 4 Potential Acquirors 5 Proposed Process 6 Conclusions 7 Greenhill Overview 8 Appendix – Litigation Update – Financial Projections
Greenhill

Sale of Undeveloped Land - Overview

# Sale of Undeveloped Land

## Overview

**An initial assessment of the value of undeveloped land predicts values sufficient to fund the Judgment Loan maturity**

- Greenhill has explored in more detail with Management a scenario in which Sea Pines sells its undeveloped land assets to a third party and uses the proceeds to retire preferred stock and partially pay down its credit facility
- In a land sale scenario, Sea Pines would continue to operate as is, using cash flow from operations to fund capital improvements and continue to make payments on its credit facility

($ in thousands)

**Undeveloped Land Portfolio**

| Undeveloped Asset | PKF Value - Highest and Best Use | 90% of PKF Value | 80% of PKF Value |
|---|---|---|---|
| Liberty Oak Parcels B,C&D | $6,750.0 | $6,075.0 | $5,400.0 |
| Artist Area Parcels A&B | 1,740.0 | 1,566.0 | 1,392.0 |
| Cottage Site | 400.0 | 360.0 | 320.0 |
| Saddlebag Site | 610.0 | 549.0 | 488.0 |
| Sea Pines Center Parcels C-1&C-4 | 560.0 | 504.0 | 448.0 |
| Forest Preserve | 4,320.0 | 3,888.0 | 3,456.0 |
| Purchase of 5 Density Units [1] | (239.6) | (239.6) | (239.6) |
| Total Undeveloped Asset Value | $14,140.4 | $12,702.4 | $11,264.4 |

Source: PKF Report, 10/31/03
(1) Includes assumed construction of 10 residential units at Liberty Oak Parcel B and 21 residential units at Liberty Oak Parcels C&D; assumes SPA currently has available 26 RDUs and has the right to acquire another 29 RDUs at a price of $47,925 per unit

Greenhill
20

In addition to satisfying the Judgment Loan, the sale of undeveloped land could free debt capacity for additional Capex borrowings in the future
Sale of Undeveloped Land -Overview Sale of Undeveloped Land Financial Projections
($ in thousands) Fiscal Years Ending October 31, 2004P 2005P 2006P 2007P 2008P
Total EBITDA $5,667.0 $6,511.4 $7,184.4 $7,842.8 $8,512.8
Sale of Undeveloped Land (1) $10,813.8 Cash Interest Expense (2) (2,169.0) (1,832.7) (1,510.2) (1,327.5) (1,118.8) Cash Taxes (3) 0.0 (865.0) (1,011.1) (1,270.9) (1,542.7) Capex (4) (500.0) (1,055.0) (2,146.5) (1,673.0) (2,465.4)
Free Cash Flow $2,998.0 $13,572.5 $2,516.6 $3,571.4 $3,385.9
Beginning Cash Balance $471.3 $500.0 $500.0 $500.0 $500.0 Debt Draw/(Paydown) (5) (2,969.3) (13,572.5) (2,516.6) (3,571.4) (3,385.9) Ending Cash Balance $500.0 $500.0 $500.0 $500.0 $500.0
Total Debt (Includes Trust Preferreds) $37,307.7 $26,594.2 $24,077.6 $20,506.2 $17,120.3 Series A Preferred Stock (6) 1,679.0 0.0 0.0 0.0 0.0
Total Debt / EBITDA 6.6x 4.1x 3.4x 2.6x 2.0x EBITDA / Interest Expense 2.6x 3.6x 4.8x 5.9x 7.6x
Potential Financing Capacity (7) $0.0 $0.0 $4,659.9 $10,865.1 $16,931.0
Sale of Undeveloped Land -Overview
Sale of Undeveloped Land Summary
Initial indications are that proceeds from the sale of undeveloped land would be sufficient to pay off the Judgment Loan f PKF review implies a valuation range of $11 million to $14 million
Proceeds over and above the Judgment Loan amount could be used to retire preferred stock and further deleverage the Company f Would free up a limited amount of additional future borrowing capacity
Proceeds and additional debt capacity will be insufficient to make significant upgrade investments f $30 million to build new Plantation Club Hotel/Spa and upgrade Beach Club f Competitive position relative to other East Coast resorts will continue to erode
Source: Management five year forecast, 4/6/04 for operating assumptions (1) Sale assumed to occur mid-FY2005; sale value assumed to be 80% of PKF highest and best use valuation and is net of transaction costs (4% of sale proceeds) (2) Annual payments based on average yearly debt balances (3) NOLs used to partially offset gain on land sale (4) Capex from management five year forecast is based on available cash in that plan; actual Capex could be higher with greater available cash (5) Assumes cash from sale of undeveloped land used to retire preferred stock and accrued dividends in FY2005 and excess cash in all years is used to pay down credit facility and assumes minimum cash balance of $500,000 (6) Shown at liquidation preference (7) Assumes maximum Total Debt/EBITDA of 4.0x
Greenhill

Sale of Undeveloped Land -Overview
Sale of Undeveloped Land Summary
Initial indications are that proceeds from the sale of undeveloped land would be sufficient to pay off the Judgment Loan f PKF review implies a valuation range of $11 million to $14 million
Proceeds over and above the Judgment Loan amount could be used to retire preferred stock and further deleverage the Company f Would free up a limited amount of additional future borrowing capacity
Proceeds and additional debt capacity will be insufficient to make significant upgrade investments f $30 million to build new Plantation Club Hotel/Spa and upgrade Beach Club f Competitive position relative to other East Coast resorts will continue to erode
Greenhill

Assessment Report Table of Contents
1 Situation Overview 2 Sale of Company –Valuation & Structure 3 Sale of Undeveloped Land — Overview 4 Potential Acquirors 5 Proposed Process 6 Conclusions 7 Greenhill Overview 8 Appendix – Litigation Update – Financial Projections
Greenhill

The current sale environment for assets such as Sea Pines is as strong as it has been in several years
Potential Acquirors
Sale Environment
There is likely to be significant interest in the core Sea Pinesassets from strategic players and members of the financial buyer community
The real estate financial buyer community is flush with cash andattractive financing is readily available f As a result many are willing to accept lower returns than in the past
Recent comparable transactions set favorable precedents f CNL Hospitality Corp agreed to pay $2.2 billion for KSL Recreation’s six golf resorts, representing a 6% cap rate f A group of investors led by Quinlan Private, an Ireland-based property investment group, recently agreed to acquire the Savoy Group from Blackstone and Colony Capital for $1.4 billion, or almost $1.8 million per room f The Blackstone Group has agreed to purchase Extended Stay America for $3.1 billion, a 24% premium to Extended Stay’s prior trading price
Greenhill

Potential Acquirors

# Potential Strategic Buyers

## Hotel, Resort, and Golf Course Owner/Operators

**Strategic buyers have easy access to capital in the current market and are looking for ways to enhance growth**

| Company | Senior Contact | Greenhill Business Relationship | Comment |
| --- | --- | --- | --- |
| Accor<br>Market Value: $8,263m | George LeMener<br>President - North America | Motel 6 and Red Roof Inns | • Accor owns and operates 3,654 hotels in 140 countries in all market segments<br>• Accor owns and operates economy and budget hotels such as the Red Roof Inn and Motel 6<br>• In January 2004, Accor sold three hotels to Heron Corp. and Axa SA for 40 million pounds |
| ClubCorp<br>Assets Mgd: $1,600m | Robert Dedman, Jr.<br>Chairman & CEO | | • ClubCorp owns and operates nearly 200 golf courses, country clubs, private business clubs and golf resorts internationally and has approximately $1.6 billion in assets |
| Destination Hotels & Resorts<br>Assets Mgd: $1,300m | Robert Lowe<br>President | Urban Land Institute | • Recently sold Del Coronado Resort to CNL for $350 million |
| The Walt Disney Company<br>Market Value: $52,889m | Michael D. Eisner<br>Chairman/CEO<br>Thomas O. Staggs<br>CFO | | • The Walt Disney Company owns and operates 16 resort hotels and five championship golf courses at the Walt Disney World Resort<br>• The Disney Vacation Club offers ownership interests in 6 facilities, including one on Hilton Head Island, with the seventh scheduled to begin a phased opening in May 2004 |
| Hilton<br>Market Value: $6,382m | Steve Bollenbach<br>Chairman | Holiday Pacific Partners and Back Bay Hilton | • Hilton, as a leading owner, operator and franchiser of hotels, has a portfolio of 2,091 hotels distributed across each major segment of the industry<br>• Hilton's Net Debt/Total Capitalization is approximately 66% and management has indicated that meaningful asset dispositions are unlikely in the near term<br>• Hilton's recent large acquisitions include the Hilton Waikoloa, HI for $140 million or $113,000 per room |
| InterContinental Hotels Group<br>Market Value: $6,771m | Richard North<br>CEO | Represented Grand Met on sale of Company | • InterContinental operates a global hotel business comprised of over 3,300 owned, leased, managed and franchised hotels in 100 countries<br>• Its hotel brands include InterContinental, Crowne Plaza, Staybridge Suites, Holiday Inn and Express<br>• On January 5, 2004, InterContinental purchased the Candlewood Hotel brand name for $15 million |

Greenhill
25

Potential Acquirors

# Potential Strategic Buyers *(continued)*

## Hotel, Resort, and Golf Course Owner/Operators

| Company | Senior Contact | Greenhill Business Relationship | Comment |
| --- | --- | --- | --- |
| INTRAWEST<br>Market Value: $832m | Joseph S. Houssian<br>Chairman/President/ CEO | | • Intrawest Corporation develops and operates village-centered resorts across North America<br>• The Company owns ten mountain resorts, a golf and beach resort and a vacation ownership business, Club Intrawest |
| John Q. Hammons Hotels & Resorts<br>Market Value: $46m | John Q. Hammons<br>CEO | | • John Q. Hammons is an owner operator of full service hotels in the U.S.<br>• The company currently owns 47 hotels in 22 states, and operates and manages an additional nine hotels<br>• Brands include Holiday Inn and Embassy Suites |
| Marriott<br>Market Value: $10,210m | J. Willard Marriott<br>Chairman<br><br>William Shaw<br>President | Marriott Courtyard Sale - Leaseback Partnership | • Marriott International is a leading hotel franchise and management company with more than 2,470 hotels in the US and 56 other countries<br>• The Company operates in all market segments with brands including Marriott, Ritz Carlton, Renaissance, Courtyard, Fairfield and Residence Inn<br>• Marriott's recent transactions include the sale of the Marriott Seattle Waterfront to CNL Hospitality for $89 million |
| PRIME Hospitality Corp.<br>Market Value: $496m | A. Petrocelli<br>Chairman<br><br>Douglas Vicari<br>CFO | | • Prime Hospitality is a leading owner, operator, and franchiser of hotels in the U.S.<br>• Brands include AmeriSuites, Wellesley Inns & Suites, and Prime Hotels & Resorts<br>• The Company competes in the mid-scale all suite, limited service, and upper-upscale markets<br>• In January 2003, Prime Hospitality and United Capital purchased the full-service Holiday Inn Select hotel in Quebec City, Canada |

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26

Potential Acquirors

# Potential Strategic Buyers *(continued)*

## Hotel, Resort, and Golf Course Owner/Operators

| Company | Senior Contact | Greenhill Business Relationship | Comment |
|---|---|---|---|
| Gaylord Hotels<br>ResortQuest Vacation Rentals<br>Assets Mgd: $7,000m | Jim Olin<br>Executive Vice President | | • Gaylord Entertainment owns and operates Gaylord Hotels branded properties, including Gaylord Opryland Resort & Convention Center in Nashville, TN and Gaylord Palms Resort & Convention Center in Kissimmee, FL<br>• In November 2003 Gaylord acquired ResortQuest, which provides vacation condominium and home rentals in premier destination resorts throughout the United States and manages hotels primarily in the Hawaiian Islands |
| Starwood<br>Market Value: $8,593m | Barry Sternlicht<br>CEO | The Phoenician | • Starwood owns and manages hotels and resorts primarily in the luxury and upscale segment of the lodging industry<br>• The Company operates its hotels under the Westin, Sheraton, St. Regis/Luxury Collection, Four Points and W brand names<br>• Starwood's hotel portfolio currently consists of 748 hotels (227,000 rooms) in 79 countries |
| Tiburon Hospitality Management<br>Assets Mgd: N/A | Greg Champion<br>COO | | • Manages the 190-room Daufuskie Island Resort & Spa, the 360-room Carefree Resort & Villas in Carefree, Ariz., and the 254-room Ocean Place Resort & Spa in Long Branch, N.J. |
| Troon Golf<br>Market Value: N/A | Dana R. Garmany<br>Chairman/CEO | | • Troon Golf owns and operates golf courses. The Company oversees the operation of more than 140 golf courses located in 26 American states and 10 countries |

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27

Potential Acquirors

# Potential Strategic Buyers *(continued)*

REITs

| Company | Senior Contact | Greenhill Business Relationship | Comment |
|---|---|---|---|
| CRESCENT Real Estate Equities Company<br>Fund Size: N/A | John Goff<br>CEO<br>Denny Alberts<br>President | Denny Alberts previously managed Rosewood Hotels, for which we closed four transactions | • Crescent Real Estate Equities Company owns and manages a diversified portfolio of real estate assets, with major concentrations in Dallas, Houston, Austin and Denver<br>• Crescent is invested in The Woodlands, a Houston-area residential community that includes a Tournament Players Course and signature courses by Jack Nicklaus, Arnold Palmer, and Gary Player |
| EQUITY INNS<br>Market Value: $410m | Phillip McNeill<br>Chairman & CEO | | • Equity Inns is a self-administered, self-advised lodging REIT that owns primarily limited-service and extended-stay hotels<br>• The company's portfolio consists of 95 hotels with 12,210 rooms and is primarily composed of the Hampton Inns and AmeriSuites brands |
| FELCOR LODGING TRUST<br>Market Value: $638m | Tom Corcoran<br>Chairman | Embassy Suites Inc. | • FelCor is the second largest REIT in the U.S. with 172 hotels concentrated mostly in the upscale segment<br>• FelCor is the largest franchisee of Embassy Suites, Crown Plaza, Holiday Inn and independently owned Doubletree hotels<br>• FelCor is implementing a strategy to improve the quality of its portfolio and has targeted the sale of 33 noncore hotels<br>• In October 2003, Felcor sold four Canadian hotels to Fortis Properties for $32 million |
| HOSPITALITY PROPERTIES TRUST<br>Market Value: $3,117m | John Murray<br>President | American Hotel & Lodging Association | • Hospitality Properties Trust is a REIT that buys, owns and leases hotels. The REIT currently owns 274 hotels<br>• HPT currently owns mostly value brands, with Courtyard by Marriott the largest brand in its portfolio (27%)<br>• HPT announced the acquisition of 12 hotels from Candlewood Hotel Co. on October 26, 2003 |

Greenhill

28

Potential Acquirors

# Potential Strategic Buyers *(continued)*

REITs

| Company | Senior Contact | Greenhill Business Relationship | Comment |
|---|---|---|---|
| Host Marriott Corporation<br>Market Value: $4,200m | Chris Nassetta<br>Chairman | Hotel Industry Financing Advisory Council | • Host Marriott owns 122 hotels and is the largest lodging REIT in terms of number of hotel rooms and hotel revenues<br>• Host Marriott concentrates in the upscale segments of the industry with the majority of its hotels managed by Marriott International<br>• Host Marriott sold five hotels to an investor group comprised of HEI Hospitality, Greenfield Partners and GIC Real Estate for $70 million |
| Innkeepers<br>Market Value: $349m | Jeffrey H. Fisher<br>Chairman & CEO | | • Innkeepers is a REIT that specializes in upscale extended-stay hotels with a portfolio of 67 hotels in 23 states<br>• Innkeepers hotels competes in the upscale extended stay and limited service segment under the Residence Inn and Hampton Inn brands<br>• In June 2003, Innkeepers acquired the Quality Inn Atlantic City hotel for $8.6 million |
| LaSalle Hotel Properties<br>Market Value: $575m | Michael Barnello | Marriott LaGuardia Airport | • LaSalle is a REIT that owns 16 hotels and resorts specializing in the upscale and full service segment<br>• LaSalle's properties are located in 12 different, primarily major, US markets<br>• On February 10, 2004, LaSalle purchased the Indianapolis Marriott Downtown |
| MeriStar<br>Market Value: $492m | Paul Whetsell<br>Chairman | Barrow Street Real Estate Fund | • MeriStar Hospitality is a hotel REIT with 115 geographically diverse hotels spread across the major segments of the industry<br>• Nearly all of the REIT's hotels are leased and operated by Interstate Hotels & Resorts (formerly MeriStar Hotels & Resorts)<br>• Uncertainty surrounding the refinancing of 2004 maturities has caused current concerns with liquidity<br>• Meristar sold four hotels to four different buyers for $33.9 million in January, 2004 |

Greenhill
29

Potential Acquirors

# Potential Financial Buyers

**The real estate financial buyer community is flush with cash and attractive financing is readily available**

**As a result many are willing to accept lower returns than in the past**

| Company | Senior Contact | Greenhill Business Relationship | Comment |
|---|---|---|---|
| AEW Capital Management, L.P.<br>Fund Size: NA | Henry Vickers<br>Managing Director | | • AEW is a real estate investment advisory firm, providing investment management and related services to institutional investors and other owners of commercial properties and portfolios<br>• AEW provides direct investment in real estate and portfolios through its vehicle, AEW Institutional Real Estate Services<br>• Owns large individual hotels and portfolio investments |
| Apollo Real Estate Advisors<br>Fund Size: $3,700m | Ricardo Koenigsberger<br>Managing Director | Karmina Palace | • Apollo Real Estate Advisors manages more than 200 separate investments in portfolios and individual property assets in the US, Europe and Japan with a gross net asset value in excess of $15 billion<br>• Apollo Real Estate Advisors is the real estate affiliate of the Apollo organization<br>• In June 2003, Apollo announced that they will own, operate an manage two internationally branded luxury hotels as part of Sunset Millennium's mixed-use project in West Hollywood, CA |
| Blackacre Capital Management<br>Find Size: N/A | Jeffrey Citrin<br>President<br>Ron Kravit<br>Chairman | | • Blackacre is a New York-based real estate investment management firm affiliated with Cerberus Capital Management |
| The Blackstone Group<br>Fund Size: $4,000m | John Kukral<br>Managing Director | Savoy Hotels and InterContinental Hotels | • Blackstone, with over $4 billion in four real estate funds raised, has the financial capability to purchase either some or all of the assets potentially for sale<br>• Blackstone has significant experience in the lodging sector, having formed previous partnerships with Host Marriott and Swissôtel<br>• In January 2002, the firm purchased the Hyatt Regency in Lahaina, HI for $230 million or $275,000 per room |
| The Carlyle Group<br>Fund Size: $3,900m | Dan Daniello,<br>Mark Schoenfeld<br>Managing Directors | | • The Carlyle Group is a private global investment firm that specializes in management-led buyouts, equity private placements, consolidations and buildups, and growth capital financings<br>• Carlyle Realty Partners focuses primarily on major metropolitan markets, seeking investments in the office, hotel, industrial, and retail sectors<br>• Carlyle's Pegasus Golf Partners was formed in fall 2003 to invest in middle-market golf courses and is led by Blake Walker, formerly of ClubCorp and KSL Fairways |

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30

Potential Acquirors

# Potential Financial Buyers *(continued)*

**Abundance of capital and competition may bring unexpected players into an auction of the entire portfolio**

| Company | Senior Contact | Greenhill Business Relationship | Comment |
|---|---|---|---|
| CNL<br>Fund Size: $1,600m | Charles Muller<br>COO | American Lodging Investment Conference | • CNL is the 5th largest hospitality REIT in the US with 121 hotels in 37 states but no properties in Canada. CNL focuses on the luxury/upscale segment<br>• CNL has been one of the most active acquirors over the last three years including purchasing 16 properties in 2002 at an average price per room of $136,000<br>• CNL purchased the Del Coronado and the KSL portfolio in the last 6 months |
| ColonyCapital<br>Assets Mgd: $3,000m | Tom Barrack<br>Chairman | Hyatt Regency Waikoloa | • Colony is a private equity fund focused primarily on real estate assets and operating companies. Currently, Colony has approximately $3 billion under management<br>• In September 2003, Colony outbid two rivals for the ballpark and hotel businesses of Daiei, a struggling Japanese retailer |
| **Continental Hospitality Holdings**<br>Assets Mgd: N/A | Sherwood Weiser<br>Partner<br>Karim Alibhai<br>Partner | Barrow Street Real Estate Fund | • Well capitalized investors who have been partners in numerous deals including Carnivale, Interstate and Wyndham |
| FORTRESS<br>Fund Size: $2,000m | Wes Edens<br>Chairman & CEO | Red Lion Hotels, Motel 6 and InterContinental Hotels | • Fortress Investment Group is a global alternative investment and asset management firm founded in 1998<br>• Fortress currently manages over $2 billion of capital in two private equity funds to invest in undervalued asset-based businesses |
| Goldman Sachs<br>**Whitehall Street Fund**<br>Fund Size: $2,500m | Stewart Rothenberg<br>Managing Director | Berkshire Realty Inc. | • The Whitehall Street Funds are Goldman Sachs' primary investment vehicles for making privately negotiated real estate investments. The current Whitehall fund was formed in early 2001 with total committed capital of $2.5 billion<br>• Whitehall Street purchased the Metropolitan Hotel in New York City with Highgate Holdings and Oxford Capital Partners for $115 million in July 2003 |

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31

Potential Acquirors Potential Financial Buyers (continued)
Greenhill Company Senior Contact Business Relationship Comment lark Hanrattie • HEI is an ownership/investment and hotel management HEI Hospitality C group hief Investment that owns and operates first-class and full-service C hotels Officer throughout the United States • It acquires well-known brand names such as Westin, Marriott, Fund Size: $6,000m Sheraton, and Hilton Ray Hunt • Hunt is a private investment company focused on middle- Chairman market direct investments hris Kleinert • Hunt Investment Group was established in 2001 to focus C on President under-managed, distressed and turnaround investment Fund Size: N/A opportunities ike Shannon • Recently sold six of its eight resorts to CNL for $2.2 M billion President & CEO
Fund Size: N/A aymond Mikulich Hotel Council — Urban Land • Lehman Brothers Real Estate Partners is a full-service R real anaging Director Institute estate merchant banking fund with total committed M capital of $1.6 billion • LBREP makes direct private equity investments in properties, real estate companies and service businesses • LBREP has committed over $919 million in equity in 37 Fund Size: $1,600m transactions throughout Europe and North America wen Thomas Red Roof Inns • The Morgan Stanley Real Estate Fund is an equity fund O under Managing Director the umbrella of the Morgan Stanley Real Estate Investing Group • Since 1991 the Morgan Stanley Investing Group has acquired over $23 billion of assets, including management and operating companies, performing and non-performing loans and individual assets • MSREF has been an active seller, completing dispositions totaling approximately $3.1 billion and $2.9 billion in 2000 and Fund Size: $3,500m 2001, respectively
Greenhill

Potential Acquirors

# Potential Financial Buyers *(continued)*

| Company | Senior Contact | Greenhill Business Relationship | Comment |
|---|---|---|---|
| **Och-Ziff Capital Management Group**<br><br>Fund Size: N/A | Steve Galiotos<br>Steve Orbuch<br>Founding Members | | • Steve Galiotos and Steve Orbuch, two senior executives at the Blackstone Group, joined hedge fund operator Och-Ziff to raise a real estate fund in July 2003 |
| OLYMPUS PARTNERS REAL ESTATE<br><br>Assets Mgd: $5,000m | David Deniger<br>Managing Partner | Radisson Olympus Capital Partners | • Olympus Real Estate Partners is one of the largest US-focused real estate firms, having invested more than $5 billion in US real estate assets including 55 hotels and resorts<br>• Hicks Muse partners continue to retain a minority interest in the fund<br>• In May 2003, Olympus led a group that purchased 14 upscale hotels from Starwood for $300 million |
| PRUDENTIAL REAL ESTATE INVESTORS<br><br>Fund Size: N/A | Bernard Winograd<br>President | | • Prudential Real Estate Investors provides real estate investment management services to institutional clients in the U.S., Europe, Asia, and Latin America<br>• PREI has more than 33 years of experience in private real estate investing and more than 290 associates located in five offices across the US |
| **Rockpoint Group**<br><br>Fund Size: N/A | William Walton<br>Managing Principal | Walton was Partner of PCK at Morgan Stanley Realty | • Rockpoint was spun out of Westbrook partners and has a predominately domestic strategy |
| STRATEGIC HOTEL CAPITAL<br><br>Fund Size: N/A | Laurence Geller<br>President | Ritz-Carlton, Laguna Niguel | • Strategic Hotel Capital acquires upscale and luxury hotels encumbered by management contracts with preferred operators on a global basis<br>• SHC has a portfolio of 23 upscale and luxury hotels located throughout the US, Mexico and Europe<br>• SHC completed a $1.2 billion financing provided by Deutsche Bank in February 2003<br>• In February 2003, SHC sold two Embassy Suites to CNL and Hilton Hotels for over $90 million<br>• Recently filed a registration statement for an IPO |

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33

Potential Acquirors

# Potential Financial Buyers *(continued)*

| Company | Senior Contact | Greenhill Business Relationship | Comment |
|---|---|---|---|
| Sunstone Hotel Investors, L.L.C.<br>Fund Size: N/A | Robert Alter<br>President | Westbrook Real Estate Partners | • Sunstone Hotels Investors, LLC is a private hotel owner and management company of 77 hotels concentrated in the upscale segment<br>• Westbrook Partners, LLC is Sunstone's equity partner<br>• In 2002, Sunstone acquired 26 hotels for over $600 million with an average price per room of $83,000 |
| Thoma Cressey Equity Partners<br>Fund Size: N/A | Carl Thoma,<br>Brian Cressey<br>Founding Partners | | • Thoma Cressey's Premier Golf Management was formed in summer 2003<br>• Premier Golf acquired Fort Worth-based Fore Star Golf (six courses) in July 2003<br>• The Company's management team includes Bob Williams and David Flickwir, formerly of American Golf |
| Walton St Capital<br>Fund Size: $742 | Eric Morgentale<br>Jeff Quicksilver | | • Walton Street is an asset management firm that manages a series of performance-based private equity real estate funds<br>• Walton Street seeks opportunities to acquire real estate assets which are under-valued due to the complexity or illiquidity of the existing ownership or capital structure |
| Wells Real Estate Funds<br>Fund Size: N/A | Leo Wells III<br>President | | • Wells Real Estate Funds purchases existing Class-A office and industrial properties, as well as corporate sale-leasebacks and build-to-suit projects<br>• In its three investment products - the Wells REIT, the Wells S&P REIT Index Fund, and the Wells limited partnership program - Wells manages more than $5 billion in assets for more than 150,000 investors nationwide |
| **Watermark Capital Partners**<br>Fund Size: N/A | Michael Medzigian<br>Founder | Olympus Real Estate Partners | • Watermark Capital Partners was founded in 2003 and has a special emphasis on hotel investments<br>• Watermark is led by Medzigian, formerly of Olympus and Lazard Freres Real Estate Investors, and John Muse, a founding partner of Hicks, Muse, Tate & Furst |
| Westbrook Real Estate<br>Fund Size: $4,000m | Paul Kazilionis<br>Managing Director | Kazilionis was a partner of Peter Krause at Morgan Stanley Realty | • Westbrook was formed in 1995 and is a global investor in real estate assets |
| Westmont<br>Fund Size: N/A | Majid Mangalji<br>President | NYU Hospitality Industry Program | • Westmont holds ownership in approximately 250 hotels in the U.S. and Canada, and approximately 130 European hotels<br>• Westmont purchased the Pan Pacific Hotel and WTC in Vancouver from Japanese investors in 2002. The list price of the property was $98 million |

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34

Potential Acquirors

# Other Potential Buyers

**A number of less well-capitalized parties will also be interested**

**These entities may be strong candidates for a partnership with an equity fund**

| Company | Senior Contact | Greenhill Business Relationship | Strategic Rationale |
|---|---|---|---|
| Arnold Palmer Golf Management<br>Assets Mgt: N/A | Tim Tierney<br>President & CEO | | • Founded by Arnold Palmer in 1984, Arnold Palmer Golf Management provides management and instruction facilities to more than 30 properties in the U.S. and Europe |
| CROWN GOLF<br>Assets Mgt: N/A | Steve Crown<br>CEO | | • Glenview, Illinois-based Crown Golf Properties is one of the country's leading golf club ownership, management and development companies<br>• Crown Golf owns and manages 20 public, private, and resort golf properties located throughout the United States |
| LinksCorp<br>Assets Mgt: N/A | Benson Blake<br>President | | • LinksCorp is a national owner and operator of public, semi-private, private, and resort properties located primarily in the mid-south and southern U.S.<br>• LinksCorp's portfolio reflects its orientation towards higher-end properties and entry-level private clubs |

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35

Assessment Report Table of Contents
1 Situation Overview 2 Sale of Company –Valuation & Structure 3 Sale of Undeveloped Land — Overview 4 Potential Acquirors 5 Proposed Process 6 Conclusions 7 Greenhill Overview 8 Appendix – Litigation Update – Financial Projections
Greenhill

Proposed Process
Marketing and Sale Process
Greenhill would conduct a two step auction process, open to all interested parties with financial capacity to consummate a transaction f Greenhill would contact a broad list of potential buyers and open the process to buyers interested in the whole company and/or specific assets
Greenhill and the Company would jointly prepare marketing materials that would be sent to potential buyers who have signed a confidentiality agreement f The Offering Memorandum would include a detailed description of all of the assets of the Company f The OM would not include an asking price and would provide buyers with flexibility as to their objectives of a total or partial acquisition of the Company or its assets
After a review period of approximately one month, potential buyers would submit to Greenhill a written non-binding indication of interest
Greenhill and the Company would select a limited number of parties to proceed to the next step based on the indications of interest
The remaining potential buyers would be given access to management interviews, conduct property tours, visit data room, and perform due diligence on the portfolio
The buyers would then submit a binding proposal, including a purchase and sale agreement, that would be used to select the winning bidder(s) f Greenhill and the Company would determine at that point the optimal sale scenario (e.g. sale of stock, sale of all assets to one buyer, sale of assets to separate buyers), considering after-tax valuation and certainty of closing
Thereafter, Greenhill and the Special Committee of the Board of Directors would negotiate the definitive agreements with the winning bidder(s)
Greenhill

Proposed Process Preliminary Timeline
APRIL 2004 MAY 2004 JUNE 2004 S M T W TH F S S M T W TH F S S M T W TH F S 1 2 3 1 1 2 3 4 5 4 5 6 7 8 9 10 2 3 4 5 6 7 8 6 7 8 9 10 11 12 11 12 13 14 15 16 17 9 10 11 12 13 14 15 13 14 15 16 17 18 19 18 19 20 21 22 23 24 16 17 18 19 20 21 22 20 21 22 23 24 25 26 25 26 27 28 29 30 23 24 25 26 27 28 29 27 28 29 30 30 31
Participants/ Date(s) Event(s) Responsibility 4/19 — Assessment Report Presented to Board; commencement of review period SP, GH
5/3 — Begin Drafting Offering Memorandum SP, GH — Finalize Potential Buyer List SP, GH — Agree on Form of Confidentiality Agreement GH, L 5/3-6/4 — Finalize Offering Memorandum SP, GH — Contact Potential Buyers GH — Distribute Confidentiality Agreements to Potential H Buyers G — Negotiate Confidentiality Agreements with Potential Buyers GH, L 6/7-6/11 — Distribute Offering Memorandum GH 6/14-7/9 — Information Review Period B — Prepare Data Room SP, L, GH — Prepare Management Presentation SP, GH — Prepare Form Purchase & Sale Agreement L
Note: SP = Sea Pines, GH = Greenhill, L = Outside Counsel, B = Potential Buyer(s)
Greenhill

Proposed Process Preliminary Timeline (Continued)
JULY 2004 AUGUST 2004 SEPTEMBER 2004 S M T W TH F S S M T W TH F S S M T W TH F S 1 2 3 1 2 3 4 5 6 7 1 2 3 4 4 5 6 7 8 9 10 8 9 10 11 12 13 14 5 6 7 8 9 10 11 11 12 13 14 15 16 17 15 16 17 18 19 20 21 12 13 14 15 16 17 18 18 19 20 21 22 23 24 22 23 24 25 26 27 28 19 20 21 22 23 24 25 25 26 27 28 29 30 31 29 30 31 26 27 28 29 30
Participants/ Date(s) Event(s) Responsibility 7/12 — Receive Preliminary Indications of Interest GH 7/19-7/23 — Select and Notify Second Round Bidders SP, GH — Complete Management Presentation SP, GH — Complete Data Room SP, L, GH 7/26-8/20 — Conduct Management Presentations and Site Visits SP, GH, B — Conduct Data Room Visits L, B — Distribute Form Purchase & Sale Agreements L — Fulfill Outstanding Due Diligence Requests SP, GH, L 8/23 — Receive Final Bids Including Mark-ups of Purchase & Sale Agreement GH 8/23-8/27 — Clarify Final Bids GH — Select Winning Bidder(s) SP, GH, L — Notify Winning Bidder(s) GH September — Negotiate Purchase & Sale Agreement with Winning Bidder(s) SP, GH, L, B — Sign Definitive Agreements SP, B Thereafter — Transaction Close
Note: SP = Sea Pines, GH = Greenhill, L = Outside Counsel, B = Potential Buyer(s)
Greenhill

Assessment Report Table of Contents
1 Situation Overview 2 Sale of Company –Valuation & Structure 3 Sale of Undeveloped Land — Overview 4 Potential Acquirors 5 Proposed Process 6 Conclusions 7 Greenhill Overview 8 Appendix – Litigation Update – Financial Projections
Greenhill

Conclusions
Conclusions
The Company owns an attractive collection of assets with significant brand value and additional development potential f However, large recent developments at competing regional properties have accelerated the need for investment in order for Sea Pines to retain its position among higher-end East Coast resorts
Greenhill believes a sale process for the assets of the Company will generate a significant level of interest from potential financial and strategic buyers f Improving performance f High levels of available capital amongst buyers (many would be interested in a 5-10 year hold) f Strong buying environment (e.g. recent sales of KSL portfolio toCNL for $2.2 billion and the Savoy Group to Irish investors for $1.4 billion)
Pursuing a sale of the Company could lead to a value of $7 to $12 per share for Sea Pines’ shareholders f Ability to achieve high end of range will be based on competitive dynamics during sale process
Either transaction could be consummated before the end of 2004
Greenhill recommends exploring a sale of the stock or substantially all of the assets of the Company; the process could include solicitation for only the undeveloped land f Process can be terminated at any time prior to signing definitive agreements f At any time, the Board can choose to sell specific assets of theCompany if an acceptable valuation for the entire company is not achievable
Alternatively a sale of the undeveloped land should generate sufficient proceeds to pay down the Judgment Loan and would create financing capacity after several years
Greenhill

Assessment Report Table of Contents
1 Situation Overview 2 Sale of Company –Valuation & Structure 3 Sale of Undeveloped Land — Overview 4 Potential Acquirors 5 Proposed Process 6 Conclusions 7 Greenhill Overview 8 Appendix – Litigation Update – Financial Projections
Greenhill

Greenhill Overview
Introduction to Greenhill
Greenhill is an independent merchant banking firm operating in mergers & acquisitions, financial restructuring and private equity
Founded in 1996
Offices in New York, London and Frankfurt
108 people, including 22 partners
Greenhill

History of Greenhill
Greenhill has grown to become one of the world’s premier advisory firms in a very short period of time
Greenhill

Focus on Trust-based Advisory Relationships
We have no research, trading, lending or other investment banking activities to interrupt our main aim of providing conflict free, client focused advice
Our business model allows the senior members of the Firm to spend a greater amount of time on each assignment than our competitors
Greenhill

Greenhill Overview
Introduction to Greenhill Selected recent Greenhill clients
A wide range of institutions around the world have trusted Greenhill’s model of conflict-free, trust based advisory service
Greenhill

Greenhill’s team has the depth of real estate experience to provide an outstanding service
Greenhill Overview
Greenhill’s Real Estate Experience
Greenhill’s Real Estate team is headed by Peter C. Krause f Former Managing Director, Head and Founder of Morgan Stanley’s Lodging & Leisure Group f Chairman of Greenhill’s affiliated Barrow Street Real Estate Funds
Greenhill professionals have advised on over $28 billion of real estate transactions, involving many major lodging, leisure and real estate management and investment groups:
Greenhill

Greenhill Overview

# Representative Lodging and Leisure Industry Transactions

Greenhill's professionals have executed many large, complicated transactions involving lodging companies and assets

Our experience includes buy-side, sell-side, financing, and general advisory engagements. We have also advised on situations involving defense and unsolicited bids

| Transaction | Type | Transaction Value ($MM) |
|---|---|---|
| Forte | M&A Defense | 8,200 |
| Motel 6 | Buy-Side | 2,300 |
| InterContinental Hotels | Sale | 2,190 |
| HFS Inc. | Equity & Debt Financings | 1,490 |
| Thistle | IPO | 1,300 |
| Hilton International | Buy-Side | 980 |
| Savoy Group | Sale | 950 |
| Radisson-Olympus Capital Partners | Joint Venture | 750 |
| Red Roof Inns | Buy-Side | 637 |
| Ramada | Buy-Side | 540 |
| Camino Real Hotels | Sale | 512 |
| Omni Hotels | Sale | 500 |
| Renaissance Hotel Group | Equity & Debt Financing | 300 |
| The Phoenician/Crescent Resorts | Acquisition | 273 |
| The Ritz-Carlton, Laguna Niguel | Sale | 225 |
| Sixpence Inns | Sale | 210 |
| Doubletree Hotels | Equity Financing | 200 |
| Embassy Suites, Inc. | High Yield Financing | 200 |
| Posadas Hotels | Joint Venture | 200 |
| Red Roof Inns | High Yield Financing | 200 |
| National Golf Properties | REIT Initial Public Offering | 198 |
| Red Lion Hotels | Equity Financing | 191 |
| Travelodge | Sale | 175 |
| Outrigger Portfolio | Portfolio Sale | 169 |
| Red Roof Inns | Initial Public Offering | 160 |
| Lafayette Place | Advisory | 154 |
| Ciragan Palace | Sale | 151 |
| New York Marriott Marquis | Development Counsel & Financing | 150 |
| Marriott-Courtyard Portfolio | Sale/Leaseback | 146 |
| Marriott Essex House Hotel | Convertible Mortgage | 145 |
| The Beverly Hills Hotel | Sale | 135 |
| Promus Companies | Public Offering | 133 |
| Hue-Hue Ranch | Sale | 131 |
| Hyatt Regency Hotel, Broadway Plaza | Financing/Restructuring | 130 |
| Peninsula Hotel | Buy-Side | 127 |

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Greenhill Overview

# Representative Lodging and Leisure Industry Transactions (continued)

| Transaction | Type | Transaction Value ($MM) |
|---|---|---|
| Holiday Pacific Partners | Sale/Financing | 123 |
| Frenchman's Creek and Admiral's Cove | Sale | 121 |
| LaGuardia and Atlanta Airport Marriott Hotels | Sale | 121 |
| Bethesda Metro | Mortgage Financing | 120 |
| Hyatt on Union Square | Sale | 120 |
| Hotel Bel-Air | Sale | 115 |
| Hotel Hana-Maui | Sale | 102 |
| La Quinta Inns | Senior Notes | 100 |
| National Golf Properties | Debt Financing | 100 |
| The Ritz-Carlton, Aspen | Equity & Construction Financing | 100 |
| Kiawah Resort | Acquisition | 100 |
| Westin Bonaventure Hotel | Equity & Mortgage Financing | 99 |
| Regent Hotels | Sale | 95 |
| Stanford Court Hotel | Sale | 92 |
| JDM Country Club | Sale | 90 |
| Pebble Beach Resort | Financing | 90 |
| Indian Hotels Co. | Equity Financing | 86 |
| The Ritz-Carlton, New York | Sale | 85 |
| Stouffer Orlando Resort | Construction & Mini-Perm Financing | 81 |
| Bonaventure Plaza Hotel | Financing | 80 |
| Buena Vista Palace Hotel | Financing | 76 |
| Ritz-Carlton, Boston | Sale | 75 |
| Ambassador Hotel | Sale | 75 |
| Hyatt Regency Waikiki | Mortgage Financing | 75 |
| The Hotel Millenium | Sale | 75 |
| White Plains Plaza | Financing | 70 |
| Hyatt Grand Champions | Sale | 67 |
| La Quinta Hotel Golf & Tennis Resort | Debt Financing & Equity Syndication | 67 |
| Posadas Hoteles | Initial Public Offering | 65 |
| Westin Arizona Biltmore | Sale | 62 |
| Hospitality Motor Inn | Sale | 60 |
| Copley Plaza | Sale | 56 |
| Holiday Inn Crowne Plaza | Financing | 55 |

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Greenhill Overview

# Representative Lodging and Leisure Industry Transactions (continued)

| Transaction | Type | Transaction Value ($MM) |
|---|---|---|
| Hyatt Regency Maui | Mortgage Financing | 55 |
| Adolphus Hotel | First Mortgage Financing for Sale Leaseback | 54 |
| Twinbrook Office Center & Holiday Inn Crown Plaza | Construction Financing | 54 |
| Marriott's Casa Marina Resort | Acquisition Financing | 49 |
| Watergate Hotel | Sale | 48 |
| American Golf | Portfolio Sale | 47 |
| Loews Anatole Hotel | Mortgage Financing | 47 |
| Pier 66 Hotel and Marina | Sale | 46 |
| SAS Hotels | Recapitalization | 45 |
| Stamford Plaza | Permanent Mortgage Financing | 43 |
| Minneapolis Merchandise Mart Hyatt | Mortgage Financing | 38 |
| Royal Waikoloan Hotel | Mortgage & Equity Financing | 38 |
| Waikiki Beachcomber Hotel | First & Second Mortgage Financing | 38 |
| Hotel Inter-Continental, New York | Mortgage Financing | 37 |
| Back Bay Hilton | Sale | 35 |
| Hyatt Orlando | Financing | 35 |
| Hotel Bel-Air | First Mortgage Financing | 33 |
| Scanticon-Princeton Executive Conference Center & Hotel | First Mortgage Financing | 32 |
| Scanticon-Minneapolis Executive Conference Center & Hotel | Construction & Mini-Perm Financing | 30 |
| Holiday Inn, Honolulu | Financing | 28 |
| Royal Plaza | Sale | 28 |
| Carambola Beach Resort and Golf Club | Construction & Permanent Financing | 27 |
| Carmel Valley Ranch Resort | Buy-Side | 27 |
| Tulsa Excelsior Hotel | Mortgage Financing | 27 |
| Hotel Hana-Maui | Construction Financing | 25 |
| Le Mirador | Sale | 25 |
| The Peaks at Telluride | Buy-Side | 25 |
| British Airways | Buy-Side | 22 |
| Park Hyatt Santa Monica | Sale | 19 |
| L'Ermitage Hotel | Sale | 13 |
| The Argyle Hotel | Buy-Side | 9 |
| The Tremont Hotel | Buy-Side | 5 |
| Hyatt Regency Waikoloa | Sale | N/A |
| **Total Deal Value** | | 28,609 |

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Greenhill Overview
Resort-Oriented Experience
Peter C. Krause and his Greenhill colleagues have had extensive advisory and principal experience in the acquisition, financing, development, management and sale of a wide variety of both resort properties and companies specializing in the resort, leisure, and resort real estate development industries. Highlights of this experience include the following transactions:
Acquisition of the Phoenician Resort Financing of Hyatt Regency, Waikiki
Sale of the Ritz-Carlton Laguna Niguel Sale of Hyatt Grand Champions Resort
IPO of National Golf Properties Acquisition of La Quinta Golf & Tennis Resort
Sale of Portfolio of Outrigger Resorts Sale of Arizona Biltmore
Sale of Hue-Hue Ranch Financing of Casa Marina Resort
Sale of Frenchman’s Creek and Admiral’s Cove Portfolio sale of American Golf properties Communities Financing of Carambola Beach Resort & Golf Club Sale of Hotel Hana-Maui Acquisition of Carmel Valley Ranch Golf Resort Financing of the Ritz-Carlton, Aspen Acquisition of The Peaks at Telluride Acquisition of Kiawah Resort business Sale of Hyatt Regency Waikoloa Financing of Pebble Beach Resort
Greenhill

Greenhill Overview

# Why Greenhill?

**Greenhill is ideally placed to provide an outstanding advisory service to Sea Pines**

- Greenhill is ideally placed to provide an outstanding advisory service to Sea Pines
  - Greenhill's commitment to providing trust-based advice translates into substantial, senior-level attention for our clients
  - Greenhill's professionals have in-depth experience amassed from many of the largest and most complicated lodging and real estate transactions
  - Strict confidentiality and total client focus – no research or capital markets activities
  - Our advice will never be conflicted either by pressure to underwrite securities or by bias against other potential lenders
- Access to Greenhill's global network of corporate and financial relationships creates greater alternatives, provides better insight and allows our clients to consummate value-maximizing transactions highly effectively
  - Greenhill maintains continued dialogue with senior management at each of the major real estate investment groups
  - This establishes the appropriate level of private communication to evaluate genuine interest among potential acquirors and helps us to maximize value for our clients

Greenhill
52

Greenhill Overview

# Greenhill Team

**Peter Krause**
Managing Director
(212) 389-1540
*pkrause@greenhill-co.com*

Peter joined Greenhill as Founding Member and Managing Director in 1996. He also serves as Chairman of our Barrow Street Real Estate Funds. Prior to joining Greenhill, Peter was a Managing Director at Morgan Stanley & Co. where he was a member of the Investment Committee of Morgan Stanley's Real Estate Funds. In that capacity, he served as the Chairman of the Board of Red Roof Inns, a New York Stock Exchange corporation. Before joining Morgan Stanley, Peter had practiced real estate law at Cleary, Gottleib, Steen & Hamilton and Schultz, Roth & Zabel. Peter has over 30 years of experience in the real estate and financial services industries and during that time has closed over 215 sale, financing and M&A transactions in the real estate, hotel, leisure and general corporate fields.

Peter graduated first in his class (out of 1,100 students) with a B.A. with highest honors from Manhattan College in 1970, served in the United States Army in 1970-1971 and received a J.D. from Harvard Law School in 1974. He was an annual lecturer for many years on lodging industry valuation, finance and sales at Cornell Hotel School. Peter is a member of The Urban Land Institute, The Real Estate Roundtable, the American Society of Real Estate Counselors, the Real Estate Board of New York and the American Hotel and Lodging Association. He is the current Co-Chairman of the Industry Real Estate Financing Advisory Council of the American Hotel and Lodging Association.

**Jeff Buckalew**
Managing Director
(212) 389-1505
*jbuckalew@greenhill-co.com*

Jeff has been with Greenhill since June 1996. Since joining Greenhill, Jeff has advised on over $20 billion of mergers and acquisitions in a variety of industries including financial services, real estate and technology, with a focus on Greenhill's public company clients. Prior to joining Greenhill, he was an Associate for three years in the Financial Institutions group at Salomon Brothers, focusing on mergers and acquisitions within the sector. He also spent two years with Chemical Bank's Leveraged Finance group from 1988 to 1990 and a year working for the New York investment banking boutique Slusser Associates in 1991.

Jeff is currently a Director of Axiom Legal Solutions and serves on the Board of Visitors at the University of North Carolina. He graduated from the honors program at the University of North Carolina in 1988 with a B.A. in Economics and received an M.B.A. from the Kenan-Flagler Business School at the University of North Carolina in 1993.

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Ryan Taylor Vice President (212) 389-1538 rtaylor@greenhill-co.com
Doug Brandely Analyst (212) 389-1542 dbrandely@greenhill-co.com
Greenhill Overview
Greenhill Team (continued)
Ryan has been with Greenhill since July 1998. Ryan has extensive experience providing merger, acquisition and restructuring advice in a wide range of industries. Selective transaction experience includes the sale of Burger King Corporation, AMF Bowling Worldwide, Inc., and The Pillsbury Company; the acquisition of the Ralston Purina Company and Seagram’s spirits business; and the formation of joint ventures between Radisson Hotels and Olympus Capital Partners and Häagen Dazs USAand Nestle SA’s U.S. ice cream business.
Ryan graduated with high honors from the University of Texas at Austin in 1998 with a B.B.A. in Finance.
Doug joined Greenhill in July 2002. Since that time, Doug has worked on transactions across a range of industries, including advising Loral Space & Communications on the sale of its North American satellite fleet and advising Loral, Evergreen International Airlines, and unsecured creditors of Amerco on their respective restructuring efforts.
Doug graduated with distinction from the McIntire School of Commerce at the University of Virginia in May 2002 with a B.S. in Commerce and concentrations in Finance and Accounting.
Greenhill

Assessment Report Table of Contents
1 Situation Overview 2 Sale of Company –Valuation & Structure 3 Sale of Undeveloped Land — Overview 4 Potential Acquirors 5 Proposed Process 6 Conclusions 7 Greenhill Overview 8 Appendix – Litigation Update – Financial Projections
Greenhill

Appendix
Litigation Update
On January 23, 2004, Prudential-Bache/Fogelman Harbour Town Properties filed a complaint in the United States District Court, District of South Carolina, Beaufort Division, against Sea Pines f Prudential-Bache/Fogelman is seeking a declaratory judgment that it is the owner of certain trademarks and an injunction prohibiting the Company from making any claims of ownership of those trademarks f The Plaintiff is also seeking an unspecified amount of compensatory and punitive damages based on allegations of wrongful interference in Prudential-Bache/Fogelman’s prospective business relations (largely relating to its efforts to sell its Harbour Town assets) f Because a particular outcome favorable or unfavorable to the Company is neither “probable” or “remote,” Sea Pines attorneys have declined to express an opinion as to the likely outcome
The Company asked attorney Mark W. Hardee to determine whether or not there is any actionable negligence on behalf of Sea Pines trial attorneys in the matter of Thomas Divenere, Irwin Pete Pomranz and Grey Point Associates Inc. v. Sea Pines Plantation, Inc. f After reviewing the case, Mr. Hardee believes that Sea Pines’ trial attorneys performed within the required standard of care and cannot conclude that Sea Pines has a viable legal malpractice claim
Greenhill

Appendix

# Summary Financial Projections

## Management Forecast

($ in thousands)

| | Fiscal Year Ending October 31, | | | | | |
|---|---|---|---|---|---|---|
| | 2003A | 2004P | 2005P | 2006P | 2007P | 2008P |
| ***Profit and Loss*** | | | | | | |
| Gross Revenue | $53,576 | $55,545 | $58,079 | $60,675 | $63,479 | $66,256 |
| Cost of Sale | (26,036) | (26,348) | (27,577) | (28,878) | (30,229) | (31,515) |
| Expenses | (23,473) | (23,529) | (23,991) | (24,613) | (25,407) | (26,228) |
| EBITDA | $4,067 | $5,667 | $6,511 | $7,184 | $7,843 | $8,513 |
| Interest, Taxes, Depr., Amort. | (4,640) | (4,895) | (5,104) | (5,036) | (4,993) | (6,183) |
| Other Expenses [1] | (5,892) | 0 | 0 | 0 | 0 | 0 |
| Net Income After Tax | ($6,465) | $772 | $1,407 | $2,149 | $2,850 | $2,330 |
| ***Sources and Uses of Cash*** | | | | | | |
| Sources | | | | | | |
| Net Income After Tax | ($6,465) | $772 | $1,407 | $2,149 | $2,850 | $2,330 |
| Depr. and Accrual to Cash Adj. | 2,260 | 2,562 | 2,639 | 2,718 | 2,799 | 2,883 |
| Loan Proceeds | 5,900 | 1,100 | 0 | 0 | 0 | 0 |
| Note Repayment | 1,040 | 0 | 0 | 0 | 0 | 0 |
| Uses | | | | | | |
| Preferred Dividends/Redemption | ($159) | $0 | ($318) | ($1,838) | $0 | $0 |
| Loan Principal Payments | (1,642) | (1,730) | (1,825) | (1,930) | (2,040) | (2,160) |
| Capital Expenditures | (1,036) | (1,600) | (1,055) | (2,147) | (1,673) | (2,465) |
| Net Cash Flow | ($102) | $1,104 | $848 | ($1,048) | $1,936 | $588 |
| ***Balance Sheet*** | | | | | | |
| Cash Balance | $471 | $1,575 | $2,423 | $1,375 | $3,311 | $3,898 |
| Accounts Receivable | 1,420 | 1,420 | 1,420 | 1,420 | 1,420 | 1,420 |
| Fixed Assets | 45,861 | 43,799 | 42,216 | 41,645 | 40,518 | 40,101 |
| Other Assets | 5,062 | 5,062 | 5,062 | 5,062 | 5,062 | 5,062 |
| Total Assets | $52,814 | $51,856 | $51,120 | $49,501 | $50,311 | $50,481 |
| Accounts Payable/Accrued Liab. | $3,543 | $3,543 | $3,543 | $3,543 | $3,543 | $3,543 |
| Other Liabilities | 6,141 | 6,141 | 6,141 | 6,141 | 6,141 | 6,141 |
| Mortgage Debt | 31,897 | 31,267 | 29,442 | 27,512 | 25,472 | 23,312 |
| Judgment Loan | 5,900 | 4,800 | 4,800 | 4,800 | 4,800 | 4,800 |
| Trust Preferred | 2,480 | 2,480 | 2,480 | 2,480 | 2,480 | 2,480 |
| Common Stockholders Equity | 2,853 | 3,625 | 4,714 | 5,025 | 7,875 | 10,205 |
| Total Liabilities & Capital | $52,814 | $51,856 | $51,120 | $49,501 | $50,311 | $50,481 |

Source: Management five year forecast, 4/6/04

(1) Other expenses in 2003 included a $6.3 million litigation charge and $0.1 million of restructuring charges, net of $0.5 million received under interest rate swap agreements

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